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                                                                    ATTACHMENT 1


                             TERMINATION AGREEMENT


    THIS TERMINATION AGREEMENT (the "Termination Agreement") is made and entered into as of this 3rd day of February, 1997, by and between Host Funding, Inc., a Maryland corporation (the "REIT"), HMR Capital, LLC, a Delaware limited liability company (the "Company") and Host Funding Advisors, Inc., a Delaware corporation (the "Advisor") with reference to the following facts:

    A. On April 17, 1996, the parties hereto entered into an advisory agreement, as amended by the First Amendment thereto dated June 12, 1996 (the "Advisory Agreement") whereby the Advisor agreed to provide information, advice, assistance and facilities to the Company and to undertake certain duties and responsibilities as set forth in the Advisory Agreement. In consideration for such services, the Company agreed to pay the Advisor fees as set forth in the Advisory Agreement.

    B.   The parties now wish to terminate the Advisory Agreement.

    NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties hereto agree as follows:


1.  TERMINATION

    Pursuant to this Termination Agreement, effective as of the close of business on January 31, 1997, the parties do hereby agree to terminate the Advisory Agreement and all duties, obligations, and rights each party has or may have thereunder. As full and final consideration for this Termination Agreement REIT agrees to pay Advisor on or before February 15, 1997 a lump sum payment of $30,000. Advisor shall also be entitled to reimbursement from REIT for all reasonable reimbursable expenses incurred by Advisor through January 31, 1997. In addition, Advisor shall

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be deemed to have earned the 1997 first quarter  base fee in the  amount of
$7,500 which has previously been paid to Advisor by REIT.


2.  MUTUAL RELEASE

    A.   ADVISOR RELEASE

    In consideration of the execution and delivery of this Termination Agreement by the REIT, each of the Company and Advisor, for itself, and for its directors, managers, officers, employees, agents, representatives, attorneys, subsidiaries, parent and affiliated companies, insurers, principals, partners, joint venturers, members, successors, and assigns, hereby releases and forever discharges the REIT, and each of its principals, partners, joint venturers, directors, officers, employees, agents, representatives, attorneys, subsidiaries, parent and affiliated companies, insurers, successors, and assigns (collectively "REIT Related Persons") from any and all liabilities, claims, causes of action, costs (including costs of suit and attorney's fees and expenses), demands, damages, losses, debts, accounts, liens, duties, or obligations of whatever nature, character, type or description, whether known or unknown, suspected or unsuspected, asserted or unasserted, which the Company or the Advisor has or asserts, or may hereafter have or assert against any of the REIT Related Persons, by reason of any act or omission arising out of or from the performance or non-performance of the Advisory Agreement.

    B.   REIT RELEASE

    In consideration of the execution and delivery of this Termination Agreement by the Company and the Advisor, the REIT, for itself, and for each of its directors, officers, employees, agents, representatives, attorneys, subsidiaries, parent and affiliated companies, insurers, principals, partners, joint venturers, successors, and assigns, hereby releases and forever discharges the Company and the Advisor, and each of its respective
directors, managers, officers, employees,   subsidiaries, parent and
affiliated companies principals, partners, joint venturers, members, agents, representatives, attorneys, insurers, successors, and assigns (collectively "Advisor Related Persons") from any and all liabilities, claims, causes of action, costs (including costs of suit and attorney's fees and expenses), demands, damages, losses, debts, accounts, liens, duties, or obligations of whatever nature, character, type or description, whether known or unknown, suspected or unsuspected,



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asserted or unasserted, which the REIT has or asserts, or may hereafter have or assert against any of the Advisor Related Persons, by reason of any act or omission arising out of or from the performance or non-performance of the Advisory Agreement.

    C.   CALIFORNIA CODE

    In exchanging the general releases set forth above, each of the parties hereto waives and relinquishes all rights and benefits afforded under the provisions of section 1542 of the California Civil Code, which provides as follows:

         "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."


3.  ACKNOWLEDGMENT

    The parties hereto acknowledge that they may hereafter discover facts different from, or in addition to, those which they now know or believe to be true with respect to any or all of the liabilities, claims, causes of action, costs, demands, damages, losses, debts, accounts, liens, duties, or obligations released in Paragraph 2. However, each of the parties hereto agrees that the general releases set forth above shall be and remain effective in all respects, notwithstanding discovery of such different or additional facts.


4.  EXECUTION IN COUNTERPARTS

    This Termination Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereupon, and all of which shall together constitute one and the same instrument. This Termination Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

    This Termination Agreement has been executed and delivered in the State of California and is to be governed and construed according to the laws of that state.



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    IN WITNESS WHEREOF, the parties have caused this Termination Agreement to be executed as of the day and year first above written.



                                       HOST FUNDING, INC.


                                       /s/  Guy E. Hatfield
                                       -------------------------------------
                                       By: Guy E. Hatfield, Chairman



                                       HOST FUNDING ADVISORS, INC.


                                       /s/ Ian Gardner-Smith
                                       -------------------------------------
                                       By: Ian Gardner-Smith, President










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